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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/x/	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
ROSETTA INPHARMATICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ROSETTA INPHARMATICS, INC.

NOTICE OF POSTPONEMENT OF ANNUAL MEETING
OF STOCKHOLDERS

To Our Stockholders:

    The Annual Meeting of Stockholders (the "Meeting") of Rosetta Inpharmatics, Inc. (the "Company"), originally scheduled to be held at 9:00 a.m. on Wednesday, May 16, 2001, at the Washington Athletic Club, located at 1325 Sixth Avenue, Seattle, Washington 98101, has been postponed.

    The Company will reschedule the Meeting and set a new record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof. All stockholders as of the new record date will be sent notice of the rescheduled Meeting.

By order of the Board of Directors,
JOHN J. KING II
Secretary
May 15, 2001

Dear Stockholder:

    As you may know, Rosetta has entered into a definitive agreement with Merck & Co., Inc. pursuant to which Merck will acquire Rosetta in a tax-free reorganization. Upon consummation of the transaction, each share of Rosetta stock will be converted into 0.2352 shares of Merck stock, which represents a value of $18 per share based on Merck's May 10, 2001 closing price. The consummation of the transaction is subject to customary closing conditions, including stockholder approval. A joint press release by Rosetta and Merck announcing the transaction was issued on May 11, 2001.

    On or about April 12, 2001, we mailed a Notice of Annual Meeting of Stockholders and Proxy Statement to all stockholders of record as of April 6, 2001, in connection with our Annual Meeting of Stockholders that was scheduled to be held on May 16, 2001. That meeting has been postponed in order to include in the business to be addressed at the Annual Meeting proposals related to the transaction, including approval of the Agreement and Plan of Merger between Rosetta and Merck. You may disregard the Proxy Statement and proxy card furnished to you for the May 16, 2001 meeting, and any of those proxy cards which were signed and returned to Rosetta will be cancelled and of no further effect.

    The date of the rescheduled meeting, and the record date for determining stockholders entitled to notice of, and to vote, at the rescheduled meeting (and any adjournments thereof), have not been determined. All stockholders as of the new record date will be sent notice of the rescheduled meeting, as well as a Proxy Statement describing the business to be transacted at the meeting.

Sincerely,
John J. King II Secretary

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ROSETTA INPHARMATICS, INC. NOTICE OF POSTPONEMENT OF ANNUAL MEETING OF STOCKHOLDERS